Exhibit 99.1
NEWS RELEASE
CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Fourth Quarter and Full Year 2024 Results
Strong Q4 Software Operations Bookings Drive More Than 13%Year-Over-Year Growth
Year-End Software Backlog Up Nearly 22% From Prior Year

Plano, Tx. (February 26, 2025) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the fourth quarter and full year ended December 31, 2024. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on March 31, 2025, to stockholders of record on March 14, 2025.
Recent Highlights:
•Software operations bookings totaled $7.1 million in the fourth quarter, up 73.2% from the fourth quarter of 2023, driving total 2024 software operations bookings of $34.1 million, up 13.2% from the prior year
•Fourth quarter software operations bookings included 20 six and seven-figure customer contracts, up from the amount generated in the prior year quarter
•Software backlog totaled $62.4 million at December 31, 2024, up nearly 22% from the prior year
•Fourth quarter 2024 Wireless average revenue per unit (ARPU) was $8.16, up more than 4% on a year-over-year basis
•Capital returned to stockholders in the fourth quarter of 2024 totaled $6.3 million and $26.4 million for the full year 2024
•Cash and cash equivalents increased by an additional $1.3 million in the fourth quarter, resulting in a total cash and cash equivalents balance of $29.1 million at December 31, 2024
•Research and development costs totaled $11.5 million in 2024, supporting Spok's investment in the Company's industry-leading solutions to fuel future growth

"I am proud of the very strong finish to 2024 that our team was able to deliver in the fourth quarter and their continued dedication to Spok's mission to grow software revenue, generate cash flow and

Spok.com

Exhibit 99.1
NEWS RELEASE
return capital to stockholders,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “In 2024 we achieved numerous operational and financial milestones as a year-over-year increase in software revenue was coupled with essentially flat year-over-year operating expenses, despite continued growth in our investment in Spok's products and services. In addition, we strengthened our sales, product and development teams while making tremendous progress executing our product roadmap and building a robust product pipeline, both in terms of size and quality. We exited last year with record Software backlog levels, which were up nearly 22% from 2023. Software operations bookings for the year totaled $34.1 million and were up more than 13% from an already strong level of bookings in 2023. Included in this performance were 82 six- and seven-figure customer contracts, which exceeded prior year levels by more than 22%. Additionally, software operations bookings included 40 multi-year engagements, up significantly from the prior year, and the fourth quarter average new contract size increased by more than 50% on a year-over-year basis. Lastly, we were able to generate this growth, while increasing customer satisfaction scores and retention.

"I believe Spok has done an excellent job of balancing the necessary investments required for our products and infrastructure in order to fuel future growth, while continuing to create stockholder value and return capital to our stockholders," continued Kelly. "In 2024, we generated $15.0 million of net income and $29.2 million of adjusted EBITDA, which more than covered the $26.4 million we returned to our stockholders. However, at the same time, we invested more than $11.5 million in our products and services through our R&D efforts. We remain committed to this approach of balancing cash returned to our stockholders with investments in our product offering and believe our extensive experience operating our established and well-regarded communication solutions will create significant value going forward. In short, we believe it is important to make money and regularly return capital to our stockholders as we move forward.

"Based on our performance in 2024, and the numerous financial and operational milestones we achieved during the year, we are providing 2025 guidance estimates for revenue and adjusted EBITDA. This guidance reflects the team's confidence in being able to outpace our last year's performance. At the midpoint of the guidance range, we believe we are on track to again grow consolidated revenue in 2025, on a year-over-year basis, with continued growth in software revenue, partially offset with slight declines in wireless revenue. We also anticipate that the midpoint of our adjusted EBITDA guidance will be consistent with last year, with additional growth potential at the high-end of the guidance range. Of course, we will continue to update you on our outlook each quarter when we report our results," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended December 31,			For the year ended December 31,
(Dollars in thousands)	2024	2023	Change (%)	2024	2023	Change (%)
Revenue
Wireless revenue
Paging revenue	$17,750	$18,220	(2.6)%	$70,958	$73,135	(3.0)%
Product and other revenue	620	871	(28.8)%	2,565	2,833	(9.5)%
Total wireless revenue	$18,370	$19,091	(3.8)%	$73,523	$75,968	(3.2)%

Software revenue
License	1,283	998	28.6%	7,648	8,721	(12.3)%
Professional services - projects	$3,503	$3,340	4.9%	$14,616	$13,305	9.9%
Professional services - managed services	1,226	445	175.5%	3,259	1,389	134.6%
Hardware	269	587	(54.2)%	1,382	2,675	(48.3)%
Maintenance	9,241	9,492	(2.6)%	37,225	36,967	0.7%
Total software revenue	$15,522	$14,862	4.4%	$64,130	$63,057	1.7%
Total revenue	$33,892	$33,953	(0.2)%	$137,653	$139,025	(1.0)%

	For the three months ended December 31,			For the year ended December 31,
(Dollars in thousands)	2024	2023	Change (%)	2024	2023	Change (%)
GAAP
Operating expenses	$29,254	$29,871	(2.1)%	$118,688	$117,797	0.8%
Net income	$3,644	$3,365	8.3%	$14,965	$15,666	(4.5)%
Cash and cash equivalents (as of period end)	$29,145	$31,989	(8.9)%	$29,145	$31,989	(8.9)%
Capital returned to stockholders	$6,336	$6,238	1.6%	$26,381	$25,642	2.9%

Non-GAAP
Adjusted operating expenses	$28,313	$28,765	(1.6)%	$113,436	$112,728	0.6%
Adjusted EBITDA	$7,055	$6,509	8.4%	$29,173	$30,342	(3.9)%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended December 31,			For the year ended December 31,
(Dollars in thousands, excluding units in service and ARPU)	2024	2023	Change (%)	2024	2023	Change (%)
Key Statistics
Wireless units in service (000's)	720	765	(5.9)%	720	765	(5.9)%
Wireless average revenue per unit (ARPU)	$8.16	$7.84	4.1%	$7.97	$7.71	3.4%
Software operations bookings(1)	$7,124	$4,112	73.2%	$34,083	$30,113	13.2%
Software backlog (as of period end)(2)	$62,439	$51,315	21.7%	$62,439	$51,315	21.7%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $5.6 million and $4.9 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of December 31, 2024 and 2023, respectively.
Financial Outlook:
Regarding financial guidance, the Company expects the following for the full year 2025:

(Unaudited and in millions)	Current Guidance Full Year 2025
	From	To
Revenue
Wireless	$69.0	$72.0
Software	$65.0	$70.0
Total Revenue	$134.0	$142.0

Adjusted EBITDA	$27.5	$32.5
2024 Fourth Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, February 26, 2025, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, February 26, 2025, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/spok_q4_2024_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Plano, Texas, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us

Spok.com

Exhibit 99.1
NEWS RELEASE
to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, finance, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; economic conditions, such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our

Spok.com

Exhibit 99.1
NEWS RELEASE
products; our dependence on the United States healthcare industry; long sales cycle of our software solutions and services; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; our reliance on data centers and other IT Systems (as defined below) and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches, system disruptions or other compromises to our or our critical third parties’ IT Systems (as defined below), data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the year ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Revenue:
Wireless	$18,370	$19,091	$73,523	$75,968
Software	15,522	14,862	64,130	63,057
Total revenue	33,892	33,953	137,653	139,025
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	6,995	6,933	28,430	26,818
Research and development	2,590	2,642	11,548	10,549
Technology operations	5,743	6,399	24,306	25,843
Selling and marketing	4,269	4,028	15,851	16,350
General and administrative	8,716	8,763	33,301	33,168
Depreciation and accretion	938	728	4,148	4,496
Severance and restructuring	3	378	1,104	573
Total operating expenses	29,254	29,871	118,688	117,797
% of total revenue	86.3%	88.0%	86.2%	84.7%
Operating income	4,638	4,082	18,965	21,228
% of total revenue	13.7%	12.0%	13.8%	15.3%
Interest income	245	233	1,153	1,099
Other income (expense)	5	43	(86)	(2)
Income before income taxes	4,888	4,358	20,032	22,325
Provision for income taxes	(1,244)	(993)	(5,067)	(6,659)
Net income	$3,644	$3,365	$14,965	$15,666
Basic net income per common share	$0.18	$0.17	$0.74	$0.79
Diluted net income per common share	$0.18	$0.17	$0.73	$0.77
Basic weighted average common shares outstanding	20,276,596	19,987,640	20,241,073	19,953,747
Diluted weighted average common shares outstanding	20,577,508	20,367,248	20,565,287	20,343,912
Cash dividends declared per common share	0.3125	0.3125	1.2500	1.2500

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	12/31/2024	12/31/2023

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$29,145	$31,989
Accounts receivable, net	21,950	23,314
Prepaid expenses	9,362	7,885
Other current assets	840	704
Total current assets	61,297	63,892
Non-current assets:
Property and equipment, net	5,952	7,321
Operating lease right-of-use assets	8,249	10,526
Goodwill	99,175	99,175
Deferred income tax assets, net	41,686	46,260
Other non-current assets	744	510
Total non-current assets	155,806	163,792
Total assets	$217,103	$227,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,630	$5,969
Accrued compensation and benefits	7,363	7,284
Deferred revenue	28,366	26,298
Operating lease liabilities	2,904	4,184
Other current liabilities	4,511	4,273
Total current liabilities	48,774	48,008
Non-current liabilities:
Asset retirement obligations	5,945	7,191
Operating lease liabilities	5,869	6,902
Other non-current liabilities	1,769	1,812
Total non-current liabilities	13,583	15,905
Total liabilities	62,357	63,913
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	105,736	102,936
Accumulated other comprehensive loss	(1,784)	(1,764)
Retained earnings	50,792	62,597
Total stockholders' equity	154,746	163,771
Total liabilities and stockholders' equity	$217,103	$227,684

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the year ended
	12/31/2024	12/31/2023
Operating activities:
Net income	$14,965	$15,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	4,148	4,496
Deferred income tax expense	4,573	6,378
Stock-based compensation	4,956	4,063
Provisions for credit losses, service credits and other	846	950
Changes in assets and liabilities:
Accounts receivable	506	2,580
Prepaid expenses and other assets	(1,845)	(909)
Net operating lease liabilities	(36)	(1,264)
Accounts payable, accrued liabilities and other	(1,184)	(5,217)
Deferred revenue	1,993	(559)
Net cash provided by operating activities	28,922	26,184
Investing activities:
Purchases of property and equipment	(3,209)	(3,417)
Net cash used in investing activities	(3,209)	(3,417)
Financing activities:
Cash distributions to stockholders	(26,381)	(25,642)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	272	210
Purchase of common stock for tax withholding on vested equity awards	(2,428)	(1,245)
Net cash used in financing activities	(28,537)	(26,677)
Effect of exchange rate on cash and cash equivalents	(20)	145
Net decrease in cash and cash equivalents	(2,844)	(3,765)
Cash and cash equivalents, beginning of period	31,989	35,754
Cash and cash equivalents, end of period	$29,145	$31,989
Supplemental disclosure:
Income taxes paid	$571	$179

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Account size ending units in service (000's)
1 to 100 units	40	41	42	43	44	46	48	48
101 to 1,000 units	120	125	128	135	142	143	144	149
>1,000 units	560	564	577	575	579	596	614	614
Total	720	730	747	753	765	785	806	811

Market segment as a percent of total ending units in service
Healthcare	85.6%	85.7%	85.8%	86.1%	85.9%	86.0%	86.1%	85.7%
Government	4.0%	4.1%	4.4%	4.1%	4.2%	4.2%	4.2%	4.3%
Large enterprise	3.9%	4.0%	4.0%	3.9%	4.1%	4.1%	4.0%	4.1%
Other(1)	6.5%	6.2%	5.8%	5.9%	5.8%	5.7%	5.7%	5.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$13.08	$12.70	$12.51	$12.66	$12.57	$12.02	$11.91	$12.03
101 to 1,000 units	9.60	9.19	9.06	9.14	9.16	8.75	8.56	8.75
>1,000 units	7.50	7.33	7.21	7.23	7.15	6.97	6.94	6.95
Total	$8.16	$7.95	$7.84	$7.89	$7.84	$7.59	$7.53	$7.59

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Operating expenses	$29,254	$29,871	$118,688	$117,797
Add back:
Depreciation and accretion	(938)	(728)	(4,148)	(4,496)
Severance and restructuring	(3)	(378)	(1,104)	(573)
Adjusted operating expenses	$28,313	$28,765	$113,436	$112,728

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Net income	$3,644	$3,365	$14,965	$15,666
Add back:
Provision for income taxes	1,244	993	5,067	6,659
Other income (expense)	(5)	(43)	86	2
Interest income	(245)	(233)	(1,153)	(1,099)
Depreciation and accretion	938	728	4,148	4,496
EBITDA	$5,576	$4,810	$23,113	$25,724
Adjustments:
Stock-based compensation	1,476	1,321	4,956	4,045
Severance and restructuring	3	378	1,104	573
Adjusted EBITDA	$7,055	$6,509	$29,173	$30,342